SHAREHOLDERS AGREEMENT

         This Shareholders Agreement (this "Agreement"), effective as of March 13, 2000, is entered into by and among Empire Financial Holding Company, a Florida corporation (the "Company"), Kevin M. Gagne and Richard L. Goble (collectively, the "Current Shareholders") and each future holder of record of Shares (hereinafter defined) who executes this Agreement or a separate agreement to be bound by the terms hereof, regardless of when executed (the Current Shareholders and such future holders of record are hereinafter sometimes referred to collectively as the "Shareholders" and each individually as a "Shareholder").

                                    RECITALS

         A. As of the date of this Agreement, the Current Shareholders are the record and beneficial owners of all of the outstanding Shares (as hereinafter defined).

         B. The Company and the Current Shareholders are willing to execute this Agreement and to be bound by the provisions hereof.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.        PROHIBITION ON TRANSFERS

         1.1 No Transfers Unless Expressly Permitted. No Shareholder shall sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose of (each, a "Transfer") all or any of such Shareholder's Shares, except in compliance with the terms and conditions of this Agreement. As used in this Agreement, "Shares" shall mean and include all shares of the Common Stock or Preferred Stock of the Company, and rights, options or warrants to purchase such Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Common Stock or Preferred Stock, now owned or hereafter acquired by any Shareholder.

         1.2 Certain Permitted Transfers. Notwithstanding Section 1.1, nothing herein shall restrict: (i) a Transfer by a Shareholder of Shares to (A) to any spouse, child, child of a spouse, parent or grandchild of such Shareholder, (B) a trust of which there are no principal beneficiaries other than such Shareholder and one or more of such relatives of such Shareholder, (C) a partnership of which there are no partners other than such Shareholder, one or more of such relatives of such Shareholder or one or more trusts or corporations which would qualify as a Permitted Transferee (as defined below) under clause
(i)(B) or (i)(D) hereof, or (D) a corporation of which there are no stockholders other than such Shareholder, one or more of such relatives of such Shareholder or one or more trusts or other corporations which would qualify as a Permitted Transferee under clause (i)(B) or this (i)(D) hereof, or (E) a charitable institution; (ii) any Transfer to a legal representative or guardian of a Shareholder in the event such Shareholder becomes mentally incompetent; (iii) any Transfer by will or the laws of descent; or (iv) any Transfer made in a market transaction in which the Shareholder does not solicit nor arrange for the solicitation of an order to buy the Shares; provided, however, that the aggregate amount of Transfers by the Shareholder in market


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 transactions shall not exceed 10,000 Shares during any calendar quarter
(each, a "Permitted Transferee").

SECTION 2.        RIGHT OF FIRST REFUSAL

         2.1      Right of First Refusal.

         (a) Except for Transfers permitted by Section 1.2, if at any time a Shareholder (the "Selling Shareholder") desires to Transfer all or any part of such Selling Shareholder's Shares pursuant to a bona fide offer from a third party (the "Proposed Transferee"), the Selling Shareholder must comply with the provisions of this Section prior to accepting the third party offer. Within ten days of receipt of a third party offer, the Selling Shareholder shall submit a written offer (the "Offer") to sell such Shares (the "Offered Shares") to the other Shareholders (excluding the Selling Shareholder) (the "Other Shareholders") on terms and conditions, including price, not less favorable than those on which the Selling Shareholder proposes to sell such Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the number of Offered Shares proposed to be sold, the total number of Shares owned by the Selling Shareholder, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale. The Offer shall further state (i) that the Other Shareholders may acquire, in accordance with the provisions of this Agreement, any of the Offered Shares for the price and upon the other terms and conditions set forth therein and (ii) that if all such Offered Shares are not purchased by any Other Shareholders, the remaining Other Shareholders may purchase any Offered Shares not purchased by any Other Shareholder.

         (b) Each Other Shareholder shall have the irrevocable and exclusive option, but not the obligation (the "Option"), to purchase all, but not less than all, of the Offered Shares in pro portion to the number of Shares owned by such Other Shareholder compared to the total number of Shares owned by all of the Other Shareholders for the purchase price and on the terms set forth in the Offer. The Option shall be exercisable by the Other Shareholders by giving notice of such exercise (the "Exercise Notice") to the Selling Shareholder and the Other Shareholders within 20 days following the Other Shareholder's receipt of the Offer. The Exercise Notice shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Offered Shares. Failure by any Other Shareholder to exercise the Option or to give an Exercise Notice shall be deemed an election by such Other Shareholder not to exercise the Option.

         (c) If any of the Offered Shares are not purchased by the Other Shareholder pursuant to this Section 2.1, then, the Selling Shareholder may sell the Offered Shares at any time during the ensuing 60 days in strict conformity with the terms set forth in the Offer. Any such sale shall be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. If at the end of such 60-day period the Selling Shareholder has not sold the Offered Shares, all restrictions on the sale or transfer of the Offered Shares set forth in this Agreement shall again be in effect.

         2.2 Closing. If any Shares are purchased by an Other Shareholder pursuant to the Option, then such purchases shall, unless the parties thereto otherwise agree, be completed at a closing to

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be held at the principal office of the Company on the tenth business day following the exercise of the Option.

SECTION 3.        MISCELLANEOUS

         3.1 Term. This Agreement shall terminate only upon the earlier to occur of the occurrence of any one of the following events:

                  (A) either of the Current Shareholders becomes the beneficial owner of less than ten percent of the aggregate voting rights of all of the then issued and outstanding capital stock of the Company; or

                  (B) the death of either Current Shareholder or incapacity of either Current Shareholder to act hereunder; or

                  (C) the termination of this Agreement by written agreement of the Shareholders, which written agreement must be signed by each of the Shareholders.

         3.2 Representations of Shareholders. Each Shareholder represents and warrants to the Company and each other Shareholder that as of the date of such Shareholder's execution of this Agreement, such Shareholder is the record and beneficial owner of the Shares indicated on Exhibit A attached hereto, free and clear of all liens, claims, encumbrances, and equities of every kind and character whatsoever. Each Shareholder agrees to indemnify and hold harmless the Company and each other Shareholder from and against any and all liabilities, losses, costs or expenses (including attorney's fees) arising from the breach or inaccuracy of the foregoing representation and warranty.

         3.3 Amendments, Waivers and Consents. This Agreement shall not be changed, modified or amended in any respect except by the mutual written agreement of the parties hereto. Any provision of this Agreement may be waived in writing by the party which is entitled to the benefits thereof. No waiver of any provision of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver

         3.4 Governing Law. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of Florida, without giving effect to conflicts of laws principles thereof. Any proceedings of whatever nature brought to enforce the provisions of this Agreement shall be brought and heard in Seminole County, Florida, and the parties hereto consent to personal jurisdiction and venue in such forum.

         3.5 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

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         3.6 Headings. The captions, headings and titles herein are for convenience of reference only and shall not effect the construction, meaning or interpretation of this Agreement or any term or provision hereof.

         3.7 Notices and Demands. Any notices, requests, consents, demands and other communications required or permitted to be given hereunder must be in writing and, except as otherwise specified in writing, will be deemed to have been duly given when personally delivered, telexed or facsimile transmitted, or three days after deposit in the United States mail, by certified mail, postage prepaid, return receipt requested, addressed to the parties at its address set forth on Exhibit A or such other address as such party may specify by notice to the other parties hereto.

         3.8 Severability. Any term or provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         3.9 Endorsement of Stock Certificates. Conformed copies of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company at its principal office. Certificates representing the Shares issued prior to the date of this Agreement to the Shareholders shall be recalled by the Company on or before one day after the effective date of this Agreement, and an officer of the Company shall endorse each certificate representing such Shares heretofore and hereafter issued by the Company to the Shareholders by causing to be placed on the face thereof the following: "See restrictions on back of certificate" and by causing to be placed on the back thereof the following legend:

         THE SHARES REPRESENTED BY THE WITHIN CERTIFICATE IS ISSUED, ACCEPTED AND HELD SUBJECT TO THE TERMS OF A SHAREHOLDERS AGREEMENT, DATED AS OF MARCH 13, 2000. A COPY OF SUCH SHAREHOLDERS AGREEMENT HAS BEEN FILED AT THE OFFICE OF THE CORPORATION. THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT AS PROVIDED IN SUCH SHAREHOLDERS AGREEMENT, TO ALL OF WHICH AND TO WHICH SHAREHOLDERS AGREEMENT THE HOLDER HEREOF, BY THE ACCEPTANCE HEREOF, AGREES.

         The Company may also cause to be imposed upon such certificates such other legends as counsel to the Company shall determine to be required under the provisions of any federal or state securities law.

         3.10 Specific Performance. Each of the parties acknowledge that it will be impossible to measure in money the damage to the parties or to any of them, if any party fails to comply with any of the restrictions or obligations imposed by this Agreement, that every such restriction and obligation is material, and that in the event of any such failure, the other parties will not have an adequate remedy at law or in damages. Therefore, each party consents to the issuance of an injunction or the enforcement of other equitable remedies against her/him/it at the suit of an

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aggrieved party without bond or other security, to compel performance of all of the terms hereof, and waives any defenses thereto, including, without limitation, the defenses of (i) failure of consideration, (ii) breach of any other provision of this Agreement and (iii) availability of relief in damages.

         3.11 Entire Agreement. This Agreement, including the exhibits referred to herein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         3.12 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

                          (Continued on Signature Page)








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         IN WITNESS WHEREOF, the parties hereto have executed this Shareholders
Agreement on the date first written above.

                                    EMPIRE FINANCIAL HOLDING COMPANY

                                    By: /s/ RICHARD L. GOBLE
                                    ------------------------
                                    Richard L. Goble, Co-Chairman of the Board

                                    By:  /s/ KEVIN M. GAGNE
                                    -----------------------
                                    Kevin M. Gagne, Co-Chairman of the Board

                                    KEVIN M. GAGNE
                                    --------------
                                    /s/ KEVIN M. GAGNE

                                    RICHARD L. GOBLE
                                    ----------------
                                    /s/RICHARD L. GOBLE


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                                    EXHIBIT A

                              List of Shareholders
                              --------------------

                     Name and Address               Number of Shares Held
--------------------------------------------  ----------------------------------
Kevin M. Gagne                                            4,000,000

Richard L. Goble                                          4,000,000